Exhibit 21

Subsidiaries of Raytech Corporation

The following is a list of subsidiaries of Raytech Corporation as of January 2, 2005, all of which are directly or indirectly wholly-owned, except as noted.

Name and	State of
Principal Address	Incorporation

Allomatic Products Company	Delaware
609 E. Chaney Street
Sullivan, IN 47882
(57% owned)

Raybestos Friction Products (Suzhou) Co., Ltd.	China
Xiang Yang Road, Suzhou New District
215011 Suzhou, China

Raybestos Industrie-Produkte GmbH	Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raybestos Products Company	Delaware
1204 Darlington Avenue
Crawfordsville, IN 47933

Raybestos Reibtechnik GmbH	Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raybestos U.K. Ltd.	England
16, Spindus Road
Speke
Liverpool L24 1YA, England

Raybestos G.B.F. Ltd.	England
c/o Addleshaw Booth & Co.
100 Barbirolli Square
Manchester M2 3AB, England

Raybestos Powertrain, LLC	Indiana
312 St. Clair Street
Sullivan, IN 47882

Raybestos Automotive Components Company	Michigan
44600 Merrill Road
Sterling Heights, MI 48314

Raytech Composites Europe GmbH	Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raytech Composites, Inc.	Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Powertrain, Inc.	Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Systems, Inc.	Delaware
312 S. St. Clair Street
Sullivan, IN 47882

RIH, LLC	Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

RIHL, LLC	Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

Raytech Innovative Solutions, LLC	Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484